Exhibit 99.1
1stDibs Reports Third Quarter 2023 Financial Results

New York, NY — November 8, 2023 — 1stdibs.com, Inc. (NASDAQ: DIBS), a leading online marketplace for luxury design products ("1stDibs" or the "Company"), today reported financial results for its third quarter ended September 30, 2023.
Third Quarter 2023 Financial Highlights
•Net revenue was $20.7 million, a decrease of 9% year-over-year.
•Gross profit was $15.2 million, a decrease of 2% year-over-year.
•Gross margin was 73.3%, compared to 68.0% in the third quarter 2022.
•GAAP net loss was $3.3 million compared to a net loss of $9.0 million in the third quarter 2022.
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin was $(1.8) million and (8.7)%, respectively, compared to $(5.5) million and (24.0)%, respectively, in the third quarter 2022.
•Cash, cash equivalents and short-term investments totaled $143.0 million as of September 30, 2023.

“While softness in the luxury housing market weighs on business, our recent actions have put us in a strong competitive position for when demand rebounds,” said David Rosenblatt, 1stDibs Chief Executive Officer. “We’ve reduced our cost structure, increased our testing velocity, and are focused on a small number of projects with the highest potential for solid returns.”

Tom Etergino, Chief Financial Officer of 1stDibs said, “Over the past year we have made significant efforts to reengineer our cost structure and streamline our operations. The payoff showed up in the third quarter, with operating expenses down 20% year-over-year and adjusted EBITDA margins improving 15 percentage points year-over-year. Our strong balance sheet and low cash burn give us confidence that we will successfully navigate the choppy demand environment.”

Other Recent Business Highlights and Third Quarter Key Operating Metrics
•In November 2023, we entered into a lease agreement, as the lessee, for 13,671 square feet for a new office space in New York City which is expected to have a commencement date of January 15, 2024 with a five year term and an initial seven month rent abatement period.
•In August 2023, we entered into a sublease agreement as the sublessor for our office space in our New York City headquarters which will commence on October 1, 2023 for approximately 78% of the rentable square feet and expand to 100% of the rentable square feet on January 15, 2024. The sublease agreement ends on December 31, 2029.
•In August 2023, 1stDibs' Board of Directors approved a new stock repurchase program authorizing the Company to repurchase up to $20.0 million of its common stock. As of September 30, 2023, the Company repurchased 334,959 shares of common stock for a total of $1.4 million.

•GMV was $89.0 million, a decrease of 10% year-over-year.
•Number of Orders was approximately 31K, a decrease of 11% year-over-year.
•Active Buyers was approximately 63K, a decrease of 7% year-over-year.

Financial Guidance and Outlook
The Company’s fourth quarter 2023 guidance is below.

Q4 2023 Guidance
GMV	$83 million - $90 million
Net revenue	$19.7 million - $20.8 million
Adjusted EBITDA margin (non-GAAP)	(13%) - (8%)

Actual results may differ materially from our Financial Guidance and Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.
A GAAP reconciliation to our non-GAAP guidance measure (adjusted EBITDA) is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense is impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Webcast Information
1stDibs will host a webcast to discuss its third quarter 2023 financial results today at 8:00 a.m. Eastern Time. Investors and participants can access the webcast at the 1stDibs Investor Relations website (investors.1stdibs.com). A replay of the webcast will be available through the same link following the webcast, for one year thereafter.

Disclosure Information
In compliance with disclosure obligations under Regulation FD, 1stDibs announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, company blog posts, public conference calls and webcasts, as well as the investor relations website.

About 1stDibs
1stDibs is a leading online marketplace for connecting design lovers with highly coveted sellers and makers of vintage, antique, and contemporary furniture, home décor, art, jewelry, watches and fashion.

Media Contact:
Jennifer Miller
jennifer.miller@1stdibs.com

Investor Relations Contact:
Kevin LaBuz
investors@1stdibs.com

Forward-Looking Statements
This press release contains "forward-looking statements" and "forward-looking information" within the meaning of applicable federal and state securities laws (collectively, "forward-looking statements"). All statements in this press release other than statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: "accelerate," "anticipate," "believe," "can," "contemplate," "continue," "could," "demand," "estimate," "expand," "expect," "focus," "intend," "may," "might," "objective," "ongoing," "opportunity," "outlook," "plan," "potential," "predict," "progress," "project," "should," "target," "will," "would," or the negative of these terms, or other comparable terminology or similar expressions intended to identify statements about the future.
These forward-looking statements include, but are not limited to, statements regarding the following: (1) our continued efforts to lay the foundation for future growth; (2) our focus on efficiency and steps to align our expenses to current demand and the impact thereof; (3) our progress towards reaccelarating growth, reducing our cost, and re-engineering our cost base; (4) the implementation of our stock repurchase program; and (5) our future results of operations and financial position, including our financial guidance and outlook. We cannot guarantee that any forward-looking statement will be accurate. Forward-looking statements are based on current of future events and if these prove to be inaccurate, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to vary materially from those discussed or implied in the forward-looking statements. These risks and uncertainties include but are not limited to the following: (1) our ability to execute our business plan and strategies to achieve our strategic initiatives; (2) our ability to achieve future growth; (3) our ability to enhance GMV growth and shareholder value; (4) our ability to effectively manage costs; (5) our ability to execute our stock repurchase program; (6) our ability to reduce operating costs and realign investment priorities following our workforce reduction; and (7) macroeconomic conditions or geopolitical events or similar risks, as well as other risks, uncertainties, and other factors discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our Form 10-K for the year ended December 31, 2022 and other periodic reports and filings we make with the SEC. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, or otherwise, except as required by law.

Key Operating Metrics Definitions
Gross Merchandise Value
We define GMV as the total dollar value from items sold by our sellers through 1stDibs in a given month, minus cancellations within that month, and excluding shipping and sales taxes. GMV includes all sales reported to us by our sellers, whether transacted through the 1stDibs marketplace or reported as an offline sale. We view GMV as a measure of the total economic activity generated by our online marketplace, and as an indicator of the scale and growth of our online marketplace and the health of our ecosystem. Our historical growth rates for GMV may not be indicative of future growth rates in GMV.
Number of Orders
We define Number of Orders as the total number of orders placed or reported through the 1stDibs marketplace in a given month, minus cancellations within that month. Our historical growth rates for Number of Orders may not be indicative of future growth rates in Number of Orders.
Active Buyers
We define Active Buyers as buyers who have made at least one purchase through our online marketplace during the 12 months ended on the last day of the period presented, net of cancellations. A buyer is identified by a unique email address; thus an Active Buyer could have more than one account if they were to use a separate unique email address to set up each account. We believe this metric reflects scale, engagement and brand awareness, and our ability to convert user activity on our online marketplace into transactions. Our historical growth rates for Active Buyers may not be indicative of future growth rates in new Active Buyers.

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$32,442	$153,209
Short-term investments	110,552	—
Restricted cash, current	—	1,500
Accounts receivable, net of allowance for doubtful accounts of $195 and $113 at September 30, 2023 and December 31, 2022, respectively	693	972
Prepaid expenses	2,612	3,506
Receivables from payment processors	3,475	2,476
Other current assets	942	800
Total current assets	150,716	162,463
Restricted cash, non-current	3,336	3,334
Property and equipment, net	3,283	3,685
Operating lease right-of-use assets	20,073	21,990
Goodwill	4,082	4,075
Other assets	1,286	249
Total assets	$182,776	$195,796
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,325	$2,905
Payables due to sellers	7,789	7,185
Accrued expenses	11,323	10,761
Operating lease liabilities, current	2,891	2,770
Other current liabilities	2,633	2,429
Total current liabilities	26,961	26,050
Operating lease liabilities, non-current	19,494	21,678
Other liabilities	8	46
Total liabilities	46,463	47,774
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized as of September 30, 2023 and December 31, 2022; zero shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 40,386,375 and 39,260,193 shares issued as of September 30, 2023 and December 31, 2022, respectively; and 40,051,416 and 39,260,193 outstanding as of September 30, 2023 and December 31, 2022, respectively	403	393
Treasury stock, at cost; 334,959 and zero shares as of September 30, 2023 and December 31, 2022, respectively	(1,377)	—
Additional paid-in capital	448,544	439,005
Accumulated deficit	(310,778)	(291,020)
Accumulated other comprehensive loss	(479)	(356)
Total stockholders’ equity	136,313	148,022
Total liabilities and stockholders’ equity	$182,776	$195,796

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$20,663	$22,729	$63,762	$73,892
Cost of revenue	5,510	7,278	19,144	22,908
Gross profit	15,153	15,451	44,618	50,984
Operating expenses:
Sales and marketing	8,411	11,072	28,007	34,139
Technology development	4,515	6,363	17,199	18,711
General and administrative	6,772	6,731	22,323	20,635
Provision for transaction losses	688	1,183	2,940	4,432
Gain on sale of Design Manager	—	—	—	(9,684)
Total operating expenses	20,386	25,349	70,469	68,233
Loss from operations	(5,233)	(9,898)	(25,851)	(17,249)
Other income, net:
Interest income	1,757	520	4,933	746
Interest expense	—	(3)	—	(11)
Other, net	171	353	1,160	837
Total other income, net	1,928	870	6,093	1,572
Net loss before income taxes	(3,305)	(9,028)	(19,758)	(15,677)
Provision for income taxes	—	—	—	—
Net loss	(3,305)	(9,028)	(19,758)	(15,677)
Net loss per share—basic and diluted	$(0.08)	$(0.23)	$(0.50)	$(0.41)
Weighted average common shares outstanding—basic and diluted	39,962,932	38,668,231	39,647,716	38,291,977

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(19,758)	$(15,677)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,815	2,189
Stock-based compensation expense	9,340	7,662
Provision for transaction losses, returns and refunds	703	277
Amortization of costs to obtain revenue contracts	242	233
Amortization of operating lease right-of-use assets	1,917	1,891
Gain on sale of Design Manager	—	(9,684)
Amortization of (discounts) premiums, net on short-term investments	(2,366)	—
Other, net	(45)	517
Changes in operating assets and liabilities:
Accounts receivable	40	(151)
Prepaid expenses and other current assets	415	(1,448)
Receivables from payment processors	(999)	(619)
Other assets	(1,215)	(602)
Accounts payable and accrued expenses	(210)	(3,692)
Payables due to sellers	606	(977)
Operating lease liabilities	(2,063)	(2,036)
Other current liabilities and other liabilities	103	(293)
Net cash used in operating activities	(11,475)	(22,410)
Cash flows from investing activities:
Purchases of short-term investments	(166,471)	—
Maturities of short-term investments	58,153	—
Development of internal-use software	(1,215)	(1,688)
Purchases of property and equipment	(67)	(84)
Proceeds from sale of Design Manager	—	14,611
Other, net	—	(18)
Net cash (used in) provided by investing activities	(109,600)	12,821
Cash flows from financing activities:
Proceeds from exercise of stock options	78	1,548
Payments for repurchase of common stock	(1,312)	—
Net cash (used in) provided by financing activities	(1,234)	1,548
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	44	(689)
Net decrease in cash, cash equivalents, and restricted cash	(122,265)	(8,730)
Cash, cash equivalents, and restricted cash at beginning of the period	158,043	171,559
Cash, cash equivalents, and restricted cash at end of the period	$35,778	$162,829

Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
In this press release, we provide Adjusted EBITDA, a non-GAAP financial measure that represents our net loss adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) other income, net; (4) provision for income taxes; and (5) strategic alternative expenses. We also provide Adjusted EBITDA Margin, a non-GAAP financial measure that presents Adjusted EBITDA divided by net revenue. Below is a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA.
We have included Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures, because they are key measures used by our management team to help us to assess our operating performance and the operating leverage in our business. We also use these measures to analyze our financial results, establish budgets and operational goals for managing our business, and make strategic decisions. We believe that Adjusted EBITDA and Adjusted EBITDA Margin help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses that we exclude from Adjusted EBITDA and Adjusted EBITDA Margin. Accordingly, we believe that these metrics provide useful information to investors and others in understanding and evaluating our results of operations, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in their financial and operational decision-making. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance.
The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP. Further, these non-GAAP financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these non-GAAP financial measures should be considered as supplemental in nature, and are not intended, and should not be construed, as a substitute for the related financial information calculated in accordance with GAAP. These limitations of Adjusted EBITDA and Adjusted EBITDA Margin include the following:
•The exclusion of certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets. While these are non-cash charges, we may need to replace the assets being depreciated and amortized in the future and Adjusted EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements;
•The exclusion of stock-based compensation expense, which has been a significant recurring expense and will continue to constitute a significant recurring expense for the foreseeable future, as equity awards are expected to continue to be an important component of our compensation strategy;
•The exclusion of other income, net, which includes interest income related to our cash, cash equivalents and short-term investments, interest expense, and realized and unrealized gains and losses on foreign currency exchange;
•The exclusion of gain on sale of Design Manager, which is a one-time sale of our wholly owned subsidiary; and
•The exclusion of strategic alternative expenses in connection with capital return strategies, buy- and sell-side mergers, acquisitions and partnerships, sale of a business or subsidiary, business optimization costs related to revisions of operational objectives and priorities, cost saving initiatives related to one-time restructuring charges and integration costs, in all cases outside the ordinary course.
Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net loss and our other GAAP results. The information in the tables below sets forth the non-GAAP financial measures along with the most directly comparable GAAP financial measures.

1STDIBS.COM, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(3,305)	$(9,028)	$(19,758)	$(15,677)
Excluding:
Depreciation and amortization	449	708	1,815	2,189
Stock-based compensation expense	2,982	3,154	9,340	7,662
Other income, net	(1,928)	(870)	(6,093)	(1,572)
Provision for income taxes	—	—	—	—
Gain on sale of Design Manager	—	—	—	(9,684)
Strategic alternative expenses	—	580	3,061	887
Adjusted EBITDA (non-GAAP)	$(1,802)	$(5,456)	$(11,635)	$(16,195)
Divided by:
Net revenue	$20,663	$22,729	$63,762	$73,892
Adjusted EBITDA Margin (non-GAAP)	(8.7)%	(24.0)%	(18.2)%	(21.9)%